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                                                                       EXHIBIT 7



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated February 7, 1995, with respect to the financial statements of John Hancock Variable Life Account S and with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 3 to the Registration Statement (Form S-6, No. 33-64366).



                                            /s/Ernst & Young LLP
                                            ERNST & YOUNG LLP


Boston, Massachusetts
January 10, 1996